[Aronson & Company Logo]

700 KING FARM BOULEVARD, SUITE 300

ROCKVILLE, MARYLAND 20850

PHONE 301.231.6200

FAX 301.231.7630

www.aronsoncompany.com

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-102272 of Mega Group, Inc. of our report dated February 12, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading, “Experts” in such Prospectus.

Aronson & Company

Rockville, MD

July 2, 2003